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                                                                       EXHIBIT F

                             JONES & BLOUCH L.L.P.
                                 SUITE 410 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C.  20007-0805


JORDEN BURT BERENSON & JOHNSON LLP                      TELEPHONE (202) 223-3500
        AFFILIATED COUNSEL                             TELECOPIER (202) 223-4593



                                 May 31, 2000



Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN  55101


Dear Sirs:

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the registration statement on Form S-6 of Minnesota Life Variable Life Account, to be filed with the Securities and Exchange Commission.


                                      Very truly yours,

                                      /s/ Jones & Blouch L.L.P.

                                      Jones & Blouch L.L.P.